Exhibit 99.1

Callaway Golf Company Announces 2009 Third Quarter and Nine Month Results

CARLSBAD, Calif.--(BUSINESS WIRE)--October 29, 2009--Callaway Golf Company (NYSE:ELY) today announced its financial results for the third quarter and first nine months ended September 30, 2009, consistent with the preliminary results released on October 15th, 2009.

For the third quarter, the Company reported:

  Net sales of $191 million, a decrease of 11% compared to $213 million for the third quarter of 2008. On a currency neutral basis, net sales would have been $194 million, a decrease of 9% compared to the third quarter of 2008.
  Gross profit of $60 million (31% of net sales) compared to gross profit of $80 million (38% of net sales) in the third quarter of 2008.
  Operating expenses of $85 million (45% of net sales) compared to $93 million (43% of net sales) for the same period in 2008.
  A loss of $0.25 per share (on 63.2 million shares outstanding), compared to a loss of $0.12 per share (on 62.5 million shares outstanding) in 2008. The loss per share for the third quarter of 2009 was adversely affected by $0.01 per share associated with the Company’s gross margin initiatives and $0.04 per share dilution related to the Company's preferred stock issuance. The loss per share for the third quarter of 2008 included after-tax charges of $0.04 per share for the gross margin initiatives.

For the first nine months, the Company reported:

  Net sales of $765 million, a decrease of 19% compared to $946 million for the same period last year. On a currency neutral basis, net sales would have been $810 million, a decrease of 14% compared to the first nine months of 2008.
  Gross profit of $286 million (37% of net sales) compared to $427 million (45% of net sales) for 2008.
  Operating expenses of $287 million (38% of net sales) compared to $314 million (33% of net sales) for 2008.
  A loss per share of $0.04 (on 63.1 million shares outstanding) compared to fully diluted earnings per share of $1.08 (on 64.0 million shares outstanding) for 2008. The loss per share for the first nine months of 2009 was adversely affected by $0.04 per share associated with the Company’s gross margin initiatives and $0.05 per share dilution related to the Company's preferred stock issuance. Fully diluted earnings per share for the first nine months of 2008 included after-tax charges of $0.09 per share for the gross margin initiatives.

“While market conditions have been challenging this year, we have managed our business in such a way that we have gained market share in all club categories, managed our expenses responsibly and invested in a few important growth initiatives that should position Callaway Golf to grow when the economy begins to rebound,” commented George Fellows, President and CEO. “We are already seeing some improvement in global economic conditions and a lessening of the negative impact of foreign currency exchange rates. Furthermore, initial feedback on our 2010 new products has been positive, our supply chain continues to improve, and the many actions we’ve taken this year, together with our increased market share base, should position us to generate a meaningful turnaround and return to profitability next year.”

Business Outlook

The Company estimates sales for the year will be down approximately 16% due to the challenging economic and market environment in addition to unfavorable foreign currency exchange rates. Gross margins for the year are now estimated to be approximately 37% compared to the Company’s prior estimate of 38% - 40%, due to higher than expected participation rates on second and third quarter sales promotions. Operating expenses for the year are still anticipated to be approximately $370 - $380 million as compared to $403 million in 2008. This estimate includes increased expenses in 2009 resulting from investments in the Company’s business including the uPro acquisition, costs related to reductions in workforce, and international expansion. The Company estimates a full year loss per share of $0.30 to $0.35 which includes after tax charges of $0.05 per share for gross margin initiatives and approximately $0.09 per share of dilution associated with the Company’s preferred equity.

Conference Call and Webcast

The Company will be holding a conference call at 2:00 p.m. PDT today. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately two hours after the call ends, and will remain available through 9:00 p.m. PST on Thursday, November 5, 2009. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-800-642-1687 toll free for calls originating within the United States or 706-645-9291 for International calls. The replay pass code is 36067055.

* * * * *

Disclaimer: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to an economic recovery, future growth, improvement in foreign currency exchange rates, acceptance of 2010 products, a turnaround and return to profitability in 2010, and estimated 2009 sales, gross margins, operating expenses, and loss per share, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These estimates and statements are based upon current information and expectations. Accurately estimating the Company’s reported future financial performance is based upon various unknowns, including future changes in foreign currency exchange rates, consumer acceptance and demand for the Company’s products, the level of promotional activity in the marketplace, as well as future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including continued compliance with the terms of the Company’s credit facility; delays, difficulties or increased costs in the supply of components needed to manufacture the Company’s products, in manufacturing the Company’s products, or in connection with the implementation of the Company’s planned gross margin initiatives or the implementation of future initiatives; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company’s products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Currency Neutral Basis: This press release includes information regarding certain aspects of the Company’s financial results for the third quarter and first nine months of 2009 that is presented on a “currency neutral basis.” This information estimates the impact of the effect of foreign currency translation on the Company’s 2009 results as compared to the same period in 2008. This impact is derived by taking the Company’s 2009 local currency results and translating them into U.S. dollars based upon 2008 foreign currency exchange rates for the periods presented and does not include any other effect of changes in foreign currency rates on the Company’s results.

Regulation G: The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In addition to the GAAP results, the Company has also provided additional information concerning its results, which include certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release present certain of the Company’s financial results on a “currency neutral basis.” These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information for investors as to the underlying performance of the Company’s business without regard to changes in foreign currency exchange rates. The Company has provided reconciling information in the text of this press release.

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About Callaway Golf

Through an unwavering commitment to innovation, Callaway Golf Company (NYSE: ELY) creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf®, Odyssey®, Top-Flite®, Ben Hogan® and uPro™ brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com or Shop.CallawayGolf.com

Callaway Golf Company
Consolidated Condensed Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$104,677	$38,337
Accounts receivable, net	154,998	120,067
Inventories	198,734	257,191
Deferred taxes, net	37,376	27,046
Income taxes receivable	-	15,549
Other current assets	22,197	31,813
Total current assets	517,982	490,003

Property, plant and equipment, net	147,660	142,145
Intangible assets, net	174,824	176,689
Other assets	53,563	46,501
Total assets	$894,029	$855,338

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$110,029	$126,167
Accrued employee compensation and benefits	21,230	25,630
Accrued warranty expense	10,037	11,614
Line of Credit	-	90,000
Other current liabilities	5,091	-
Total current liabilities	146,387	253,411

Long-term liabilities	20,603	21,559
Shareholders' equity	727,039	580,368
Total liabilities and shareholders' equity	$894,029	$855,338

Callaway Golf Company
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	September 30,
	2009	2008

Net sales	$190,864	$213,451
Cost of sales	131,287	133,320
Gross profit	59,577	80,131
Operating expenses:
Selling	56,972	65,730
General and administrative	20,452	20,201
Research and development	7,727	6,650
Total operating expenses	85,151	92,581
Income (loss) from operations	(25,574)	(12,450)
Other income (expense), net	837	(1,669)
Income (loss) before income taxes	(24,737)	(14,119)
Income tax provision (benefit)	(11,308)	(6,676)
Net income (loss)	(13,429)	(7,443)
Dividends on convertible preferred stock	2,625	-
Net income (loss) allocable to common shareholders	$(16,054)	$(7,443)

Earnings (loss) per common share:
Basic	($0.25)	($0.12)
Diluted	($0.25)	($0.12)
Weighted-average common shares outstanding:
Basic	63,240	62,494
Diluted	63,240	62,494

	Nine Months Ended
	September 30,
	2009	2008

Net sales	$764,947	$945,932
Cost of sales	479,341	519,187
Gross profit	285,606	426,745
Operating expenses:
Selling	204,016	226,352
General and administrative	59,797	65,480
Research and development	23,667	22,112
Total operating expenses	287,480	313,944
Income (loss) from operations	(1,874)	112,801
Other expense, net	(1,032)	(3,574)
Income (loss) before income taxes	(2,906)	109,227
Income tax provision (benefit)	(3,201)	39,897
Net income (loss)	295	69,330
Dividends on convertible preferred stock	3,063	-
Net income (loss) allocable to common shareholders	$(2,768)	$69,330

Earnings (loss) per common share:
Basic	($0.04)	$1.10
Diluted	($0.04)	$1.08
Weighted-average common shares outstanding:
Basic	63,120	63,187
Diluted	63,120	64,029

Callaway Golf Company
Consolidated Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2009	2008
Cash flows from operating activities:
Net income	$295	$69,330
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,244	28,747
Deferred taxes, net	(12,147)	2,117
Non-cash share-based compensation	6,653	5,044
Gain on disposal of long-lived assets	(574)	(435)
Changes in assets and liabilities	32,905	(44,461)
Net cash provided by operating activities	57,376	60,342

Cash flows from investing activities:
Capital expenditures	(29,782)	(33,506)
Other investing activities	103	42
Net cash used in investing activities	(29,679)	(33,464)

Cash flows from financing activities:
Issuance of preferred stock	140,000	-
Equity issuance costs	(5,923)	-
Issuance of common stock	2,562	4,708
Dividends paid, net	(8,326)	(8,951)
Acquisition of treasury stock	-	(22,970)
Proceeds from (payments on) credit facilities, net	(90,000)	3,493
Other financing activities	40	(223)
Net cash provided by (used in) financing activities	38,353	(23,943)

Effect of exchange rate changes on cash and cash equivalents	290	(2,168)
Net increase in cash and cash equivalents	66,340	767
Cash and cash equivalents at beginning of period	38,337	49,875
Cash and cash equivalents at end of period	$104,677	$50,642

Callaway Golf Company
Consolidated Net Sales and Operating Segment Information
(In thousands)
(Unaudited)

Net Sales by Product Category
	Quarter Ended					Nine Months Ended
	September 30,		Growth/(Decline)			September 30,		Growth/(Decline)
	2009	2008	Dollars	Percent		2009	2008	Dollars	Percent
Net sales:					Net sales:
Woods	$35,746	$34,499	$1,247	4%	Woods	$191,584	$237,043	$(45,459)	-19%
Irons	49,371	63,768	(14,397)	-23%	Irons	186,780	260,311	(73,531)	-28%
Putters	17,099	21,305	(4,206)	-20%	Putters	71,211	88,793	(17,582)	-20%
Golf balls	40,896	48,413	(7,517)	-16%	Golf balls	146,489	181,081	(34,592)	-19%
Accessories and other	47,752	45,466	2,286	5%	Accessories and other	168,883	178,704	(9,821)	-5%
	$190,864	$213,451	$(22,587)	-11%		$764,947	$945,932	$(180,985)	-19%

Net Sales by Region
	Quarter Ended					Nine Months Ended
	September 30,		Growth/(Decline)			September 30,		Growth/(Decline)
	2009	2008	Dollars	Percent		2009	2008	Dollars	Percent
Net sales:					Net sales:
United States	$93,867	$104,595	$(10,728)	-10%	United States	$398,889	$465,053	$(66,164)	-14%
Europe	27,010	33,371	(6,361)	-19%	Europe	112,489	171,285	(58,796)	-34%
Japan	29,137	32,825	(3,688)	-11%	Japan	113,593	132,723	(19,130)	-14%
Rest of Asia	20,981	18,497	2,484	13%	Rest of Asia	58,833	67,029	(8,196)	-12%
Other foreign countries	19,869	24,163	(4,294)	-18%	Other foreign countries	81,143	109,842	(28,699)	-26%
	$190,864	$213,451	$(22,587)	-11%		$764,947	$945,932	$(180,985)	-19%

Operating Segment Information
	Quarter Ended					Nine Months Ended
	September 30,		Growth/(Decline)			September 30,		Growth/(Decline)
	2009	2008	Dollars	Percent		2009	2008	Dollars	Percent
Net sales:					Net sales:
Golf clubs	$149,968	$165,038	$(15,070)	-9%	Golf clubs	$618,458	$764,851	$(146,393)	-19%
Golf balls	40,896	48,413	(7,517)	-16%	Golf balls	146,489	181,081	(34,592)	-19%
	$190,864	$213,451	$(22,587)	-11%		$764,947	$945,932	$(180,985)	-19%

Income (loss) before income taxes:					Income (loss) before income taxes:
Golf clubs	$(7,501)	$2,825	$(10,326)	-366%	Golf clubs	$46,149	$146,192	$(100,043)	-68%
Golf balls	(4,236)	(2,654)	(1,582)	-60%	Golf balls	(6,900)	10,048	(16,948)	-169%
Reconciling items (1)	(13,000)	(14,290)	1,290	9%	Reconciling items (1)	(42,155)	(47,013)	4,858	10%
	$(24,737)	$(14,119)	$(10,618)	-75%		$(2,906)	$109,227	$(112,133)	-103%

(1) Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.

Callaway Golf Company
Supplemental Financial Information
(In thousands, except per share data)
(Unaudited)

	Quarter Ended September 30,			Quarter Ended September 30,
	2009			2008

	Pro Forma Callaway Golf	Gross Margin Improvement Initiatives	Total as Reported	Pro Forma Callaway Golf	Gross Margin Improvement Initiatives	Total as Reported
Net sales	$190,864	$-	$190,864	$213,451	$-	$213,451
Gross profit	60,489	(912)	59,577	83,764	(3,633)	80,131
% of sales	32%	n/a	31%	39%	n/a	38%
Operating expenses	85,151	-	85,151	92,607	(26)	92,581
Income (loss) from operations	(24,662)	(912)	(25,574)	(8,843)	(3,607)	(12,450)
Other income (loss), net	837	-	837	(1,669)	-	(1,669)
Income (loss) before income taxes	(23,825)	(912)	(24,737)	(10,512)	(3,607)	(14,119)
Income tax provision (benefit)	(10,956)	(352)	(11,308)	(5,288)	(1,388)	(6,676)
Net income (loss)	(12,869)	(560)	(13,429)	(5,224)	(2,219)	(7,443)
Dividends on convertible preferred stock	2,625	-	2,625	-	-	-
Net income (loss) allocable to common shareholders	$(15,494)	$(560)	$(16,054)	$(5,224)	$(2,219)	$(7,443)

Diluted earnings (loss) per share:	$(0.24)	$(0.01)	$(0.25)	$(0.08)	$(0.04)	$(0.12)

Weighted-average shares outstanding:	63,240	63,240	63,240	62,494	62,494	62,494

	Nine Months Ended September 30,			Nine Months Ended September 30,
	2009			2008

	Pro Forma Callaway Golf	Gross Margin Improvement Initiatives	Total as Reported	Pro Forma Callaway Golf	Gross Margin Improvement Initiatives	Total as Reported
Net sales	$764,947	$-	$764,947	$945,932	$-	$945,932
Gross profit	289,888	(4,282)	285,606	436,166	(9,421)	426,745
% of sales	38%	n/a	37%	46%	n/a	45%
Operating expenses	287,480	-	287,480	313,850	94	313,944
Income (loss) from operations	2,408	(4,282)	(1,874)	122,316	(9,515)	112,801
Other expense, net	(1,032)	-	(1,032)	(3,574)	-	(3,574)
Income (loss) before income taxes	1,376	(4,282)	(2,906)	118,742	(9,515)	109,227
Income tax provision (benefit)	(1,552)	(1,649)	(3,201)	43,560	(3,663)	39,897
Net income (loss)	2,928	(2,633)	295	75,182	(5,852)	69,330
Dividends on convertible preferred stock	3,063	-	3,063	-	-	-
Net income (loss) allocable to common shareholders	$(135)	$(2,633)	$(2,768)	$75,182	$(5,852)	$69,330

Diluted earnings (loss) per share:	$(0.00)	$(0.04)	$(0.04)	$1.17	$(0.09)	$1.08

Weighted-average shares outstanding:	63,120	63,120	63,120	64,029	64,029	64,029

Adjusted EBITDA:
	2009 Trailing Twelve Months Adjusted EBITDA					2008 Trailing Twelve Months Adjusted EBITDA
	Quarter Ended					Quarter Ended
	December 31,	March 31,	June 30,	September 30,		December 31,	March 31,	June 30,	September 30,
	2008	2009	2009	2009	Total	2007	2008	2008	2008	Total
Net income (loss)	$(3,154)	$6,812	$6,912	$(13,429)	$(2,859)	$(16,157)	$39,666	$37,107	$(7,443)	$53,173
Interest expense (income), net	272	(123)	551	(46)	654	(216)	591	994	497	1,866
Income tax provision (benefit)	(4,766)	4,248	3,859	(11,308)	(7,967)	(12,415)	25,990	20,583	(6,676)	27,482
Depreciation and amortization expense	9,216	9,944	10,172	10,128	39,460	7,862	8,794	10,490	9,463	36,609
Change in energy derivative valuation acct.	(19,922)	-	-	-	(19,922)	-	-	-	-	-
Adjusted EBITDA	$(18,354)	$20,881	$21,494	$(14,655)	$9,366	$(20,926)	$75,041	$69,174	$(4,159)	$119,130

CONTACT:
Callaway Golf Company
Brad Holiday
Eric Struik
Tim Buckman
(760) 931-1771